                                                                      EXHIBIT 11

                     NORRELL CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF PRIMARY EARNINGS PER SHARE
         (Dollars and shares in thousands, except per share amounts)


                                                            Three Months Ended      Nine Months Ended
                                                            ------------------      -----------------
                                                            July 28,  July 30,      July 28,  July 30,
                                                              1996       1995          1996      1995
                                                              ----       ----          ----      ----
INCOME AVAILABLE TO COMMON SHARES
PRIMARY:
   Income from continuing operations                         $6,433   $ 4,426       $17,437   $12,206
   Loss from discontinued operations                              -      (348)            -      (348)
                                                             ----------------       -----------------
   Net income applicable to common stock                     $6,433   $ 4,078       $17,437   $11,858
                                                             ================       =================
WEIGHTED AVERAGE SHARES
PRIMARY:
   Common shares                                             22,452    22,020        22,363    22,034
   Common share equivalents applicable to stock options       2,033     1,268         1,762     1,278
                                                             ----------------       -----------------
     Total                                                   24,485    23,288        24,125    23,312
                                                             ================       =================
EARNINGS PER SHARE
PRIMARY:
   Income from continuing operations                         $0.263   $ 0.190       $ 0.723   $ 0.523
   Loss from discontinued operations                              -   $(0.015)            -   $(0.015)
                                                             ----------------       -----------------
   Net income applicable to common stock                     $0.263   $ 0.175       $ 0.723   $ 0.508
                                                             ================       =================



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

                                                                      EXHIBIT 11

NORRELL CORPORATION AND SUBSIDIARIES
COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
(Dollars and shares in thousands, except per share amounts)


                                                            Three Months Ended       Nine Months Ended
                                                            ------------------       -----------------
                                                             July 28,  July 30,      July 28, July 30,
                                                               1996      1995          1996     1995
                                                               ----      ----          ----     ----
INCOME AVAILABLE TO COMMON SHARES
FULLY DILUTED:
   Income from continuing operations                         $6,433   $ 4,426       $17,437   $12,206
   Loss from discontinued operations                              -      (348)            -      (348)
                                                             ----------------       -----------------
   Net income applicable to common stock                     $6,433   $ 4,078       $17,437   $11,858
                                                             ================       =================
WEIGHTED AVERAGE SHARES
FULLY DILUTED:
   Common shares                                             22,452    22,020        22,363    22,034
   Common share equivalents applicable to stock options       2,188     1,366         2,282     1,439
                                                             ----------------       -----------------
     Total                                                   24,640    23,386        24,645    23,473
                                                             ================       =================
EARNINGS PER SHARE (A)
FULLY DILUTED:
   Income from continuing operations                         $0.261   $ 0.189       $ 0.708   $ 0.520
   Loss from discontinued operations                              -   $(0.015)            -   $(0.015)
                                                             ----------------       -----------------
   Net income applicable to common stock                     $0.261   $ 0.174       $ 0.708   $ 0.505
                                                             ================       =================





(a) This calculation is submitted in accordance with Regulation S-K 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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